SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant Check the appropriate box:

☒ Preliminary Proxy Statement

☐    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED

BY RULE 14A-6(E)(2))
☐ Definitive Proxy Statement

☐    Definitive Additional Materials

☐   Soliciting Material Pursuant to Section 240.14a-13

IOWA PUBLIC AGENCY INVESTMENT TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment

of Filing Fee (Check the appropriate box):

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

____________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange 3 Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

____________________________________________________________

4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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☐ Fee paid previously with preliminary materials:

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4) Date Filed:

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IOWA PUBLIC AGENCY INVESTMENT TRUST

SPECIAL MEETING OF PARTICIPANTS

TO BE HELD

December __, 2009

8:30 a.m.

WB Capital Management Inc.

1415 28th Street

Suite 200

West Des Moines, Iowa 50266

Dear Participant:

At a Board of Trustees meeting on October 28, 2009 the Board considered and approved a new Advisor Agreement for the Iowa Public Agency Investment Trust ("IPAIT"). This action was taken as a result of the announcement that our investment advisor, WB Capital Management Inc. ("WB "), would be acquired by Miles Capital Holdings, Inc., a Delaware corporation with principal offices in West Des Moines, Iowa.

Under the laws applicable to investment advisors and us, a change of control of WB immediately terminates the current Investment Advisory Agreement as to each of the IPAIT portfolios. To permit WB to continue to serve as investment adviser to IPAIT after the change of control, the Board approved a new Investment Advisory Agreement with WB, effective on the date of the change of control. This "new" agreement is identical in all material respects to the current Investment Advisory Agreement. The law also requires that we submit the approval of the new Investment Advisory Agreement to our participants. As a result we have called a meeting of participants to be held on December __, 2009 at 8:30 am at WB's offices located at 1415 28th Street, Suite 200, West Des Moines, Iowa 50266.

No change to the service provided by WB is anticipated. Laurie Mardis, the principal fixed income portfolio manager for IPAIT is will continue to manage the IPAIT investments. The WB administrative staff led by Amy Mitchell will also continue to serve us. In the end, the change will simply result in WB having a new owner.

The approval of a new Advisor Agreement requires the approval of the Participants to be effective. As a result we have called a meeting of Participants to consider and approve the new agreement. In consideration of these matters and on behalf of our Board of Trustees we encourage you to execute and return the proxy provided herein. A Notice of the Meeting and a Proxy Statement, which describes the proposal, information about the Trustees, and how to vote is enclosed.

Your vote is important. While you may attend the meeting in person and vote, you may vote by proxy as described in the Proxy Statement. If you choose to vote by proxy, an authorized official of each Participant is asked to sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. You may also fax it to us toll-free at 866-260-0246. Faxing or returning your proxy card to us will not prevent you from otherwise voting in person, but will assure that your vote will be counted if you are not in attendance and will ensure that a quorum will be present at the meeting which will avoid the additional expense of further proxy solicitation if a quorum is not present.

It is very important that your proxy be received promptly. We need to receive your card or fax no later than December __, 2009.

The IPAIT Board of Trustees recommends that the Participants approve the new

Advisor Agreement.

Sincerely,

_______________________
Dated: November __, 2009	/s/ Dianne Kiefer
Chair of the Board of Trustees

NOTICE OF SPECIAL MEETING OF PARTICIPANTS

TO BE HELD

December __, 2009

NOTICE IS HEREBY GIVEN that a Meeting of Participants (the "Meeting") of Iowa

Public Agency Investment Trust ("IPAIT"), an Iowa common law trust organized under Chapter 28E of the Iowa Code, will be held on December __, 2009 at 8:30 a.m.

time at WB Capital Management Inc., 1415 28th Street, Suite 200, West Des Moines, Iowa 50266 for the following purpose:

1. To approve a new Advisor Agreement with WB Capital Management Inc. to be effective upon the closing of the acquisition of WB Capital Management Inc. by Miles Capital Holdings, Inc.

The Board of Trustees of IPAIT fixed the close of business on November __, 2009 as the record date (the "Record Date") for determining the Participants who are entitled to notice of, and to vote at, the Meeting or any adjournments thereof. Each Participant as of the Record Date which has a positive account in either the Diversified or Direct Government Obligation Portfolios (the "Portfolios") are entitled to cast one vote per Unit for each matter to be voted on. Please read the full text of the accompanying Proxy Statement for a complete understanding of the proposal.

Your vote is important. The authorized official of each Participant may execute the Proxy. Please sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope, or you may fax the signed proxy card to us toll-free at 866-260-0246. Faxing or returning your proxy card will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the meeting, and will ensure that a quorum will be present at the meeting, which will avoid the additional expense of further proxy solicitation if a quorum is not present. It is very important that your proxy be received promptly. We must receive your vote by no later than December __, 2009. The enclosed proxy is being solicited by the Board of Trustees of IPAIT who recommend that you vote in favor of the new Advisor Agreement.

By Order of the Board of Trustees,

____________________
/s/ Robert W. Haug
Secretary
Des Moines, Iowa
November __, 2009

IOWA PUBLIC AGENCY INVESTMENT TRUST

c/o WB Capital Management Inc.

1415 28th Street

Suite 200

West Des Moines, Iowa 50266-1461

(515) 244-5426

800-872-4024

PROXY STATEMENT

SPECIAL MEETING OF PARTICIPANTS

GENERAL INFORMATION

We are providing you with this Proxy Statement in connection with the solicitation of proxies by and on behalf of Iowa Public Agency Investment Trust, an Iowa common law trust organized under Chapter 28E of the Iowa Code ("IPAIT"), for use at the Special Meeting of Participants to be held at WB Capital Management Inc. 1415 28th Street, Suite 200, West Des Moines, Iowa 50266 on December __, 2009, at 8:30 a.m. local time, and at any and all postponements or adjournments thereof (the "Meeting"). This proxy statement, the accompanying form of proxy, and the Notice of Special Meeting will be first mailed or given to Participants on or about November __, 2009.

Because many of the authorized representatives of IPAIT's Participants may be unable to attend the Meeting in person, the Board of Trustees is soliciting proxies to give each Participant an opportunity to vote on all matters presented at the Meeting. Authorized representatives of the Participants are urged to:

(1) read this Proxy Statement carefully,

(2) specify their choice in each matter by marking the appropriate box on the enclosed Proxy,

     (3)  sign, date and return the Proxy by mail in the postage-paid, return envelope provided, or

(4) fax the Proxy toll-free to fax number 866-260-0246.

If the accompanying proxy is executed properly by an authorized official of a Participant and returned, the Participants so voting will be deemed to have voted their Units at the Meeting in accordance with the instructions given. The Board of Trustees of IPAIT recommends a vote FOR the proposal. If no instructions are given, the Participant's Units will be voted FOR the approval of the proposal.

IPAIT's annual and semi-annual reports have previously been delivered to participants of IPAIT. Such reports are available at no cost by calling toll-free at 800-872-4024, viewing online at www.IPAIT.org, or writing to IPAIT in care of WB Capital Management at 1415 28th Street, Suite 200, West Des Moines, Iowa 50266-1461.

Your vote is important. Please take a moment now to sign, date and fax back or return the proxy card in the enclosed postage-paid return envelope. Returning your proxy card will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the meeting, and will avoid the additional expense of further proxy solicitation and will ensure that a quorum is represented at the meeting.

QUESTION AND ANSWER SUMMARY: ABOUT THE VOTE

WHAT IS BEING VOTED ON AT THE MEETING?

As more fully described in this proxy statement, the Board of Trustees of IPAIT is asking Participants to consider and vote on the following proposal:

To approve a new Advisor Agreement with WB Capital Management Inc. to be effective upon the acquisition of WB Capital Management Inc. by Miles Capital Holdings, Inc.

WHO CAN VOTE AT THE MEETING?

The Board of Trustees has set November __, 2009 as the record date for the Meeting. Only Participants at the close of business on the record date which have positive account balances in either the Diversified Portfolio and/or the Direct Government Obligation Portfolio (the "Portfolios") will be entitled to receive notice of and to vote at the Meeting. Each Participant will be entitled to one vote per unit of beneficial ownership ("Unit") held in both Portfolios on each matter properly submitted for vote at the Meeting. Participants of each Portfolio vote separately on this proposal.

WHAT CONSTITUTES A QUORUM FOR THE MEETING?

Quorum for the Meeting is based on the number Units outstanding held by Participants in each Portfolio that are represented in person or by proxy. To have a quorum for a Portfolio we need a majority of the Units of each of the Diversified Portfolio and the Direct Government Obligation Portfolio to be present, in person or by proxy. Proxies received will be considered present at the Meeting for purposes of establishing a quorum for the transaction of business at the meeting. The vote with respect to each proposal will be tabulated separately.

If a quorum is not present at the Meeting, or if a quorum is present at the Meeting, but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to a proposal. In determining whether to adjourn the Meeting, the following factors may be considered: the percentage of votes cast, the percentage of negative votes cast, the nature of any further solicitation and the information to be provided to Unit holders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of Units of each Portfolio represented in person or by proxy at the Meeting. In that case, the persons named as proxies will vote all proxies required to be voted for a proposal, FOR such an adjournment; provided, however, any proxies required to be voted against a proposal will be voted AGAINST such adjournment.

HOW TO VOTE?

If an authorized representative of each Participant completes and properly signs the accompanying proxy card and returns it to us, it will be voted as they direct, unless they later revoke the proxy. Unless instructions to the contrary are marked, or if no instructions are specified, Participants represented by a proxy will be voted FOR the proposal set forth on the proxy. If you do not complete a proxy card and return it to us, or vote at the meeting, you will be treated as if you voted AGAINST a proposal. If you check the box labeled ABSTAIN on the proxy card and return it to us, you will be treated as if you voted AGAINST a proposal.

If you attend the Meeting, you may deliver your completed proxy card or vote in person. You may either mail the proxy card to us in the envelope provided or you fax the signed proxy card toll-free to us at 866-260-0246.

CAN THE VOTE BE CHANGED AFTER RETURN OF THE PROXY CARD?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary, at the address indicated above, either a written notice of revocation, a duly executed proxy bearing a later date, or if you vote in person at the Meeting. The powers of the proxy holders will be suspended if you attend the Meeting in person and so request. However, attendance at the Meeting will not by itself revoke a previously granted proxy.

Any written notice of revocation sent to us must include the Participant's name and must be received prior to the Meeting to be effective.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

The approval of the new Advisor Agreement as to each Portfolio requires the affirmative vote of a majority of the outstanding Units of each Portfolio.

Abstentions are counted in tabulations of the votes cast on proposals presented to participants. Therefore, for all matters presented at the Meeting, abstentions will have the same effect as a vote against the proposals.

PROPOSAL TO APPROVE A NEW ADVISOR AGREEMENT

WB Capital Management Inc. ("WB") 1415 28th Street, West Des Moines, Iowa 50266 and its predecessors has been the investment advisor for IPAIT since its inception. WB is presently a wholly-owned subsidiary of West Bancorporation, a Des Moines-based bank holding company (“West Banc”). On October 2, 2009 West Banc and WB executed a Stock Purchase Agreement with Miles Capital Holdings, Inc. (“Miles”) that, if consummated, will result in WB being acquired by and becoming a wholly-owned subsidiary of Miles (the "Transaction"). Miles is a newly-formed Delaware corporation with principal offices in West Des Moines, Iowa. Its President, CEO, and principal shareholder is David W. Miles. Closing of the Transaction is to occur on or before December 31, 2009.

Under the laws applicable to WB and IPAIT, the acquisition of WB by Miles will result in the automatic termination of the current Advisor Agreement between IPAIT and WB ("Current Advisor Agreement"). Consequently, in order for WB to continue to serve as IPAIT's investment advisor, a "new" Advisor Agreement (the "New Advisor Agreement"), effective upon the consummation of the Transaction, must be approved by the Board of Trustees and the Participants. In the event that the Transaction does not occur, WB will continue to manage IPAIT's assets under the Current Advisor Agreement.

At its Meeting on October 28, 2009, the Board of Trustees was provided information regarding the Transaction and Miles’s plans for WB and IPAIT after the Transaction is consummated. Laurie Mardis will continue to be the principal fixed income portfolio manager for IPAIT. There is not anticipated to be any change to the investment management structure of WB as a result of the Transaction. Additional investment management professionals have recently been hired to provide more depth and greater breadth of investment experience to the WB team, both in fixed income and equity investments. Other investment analysts and administrative staff are also expected to continue to be employed by WB after the Transaction.

THE CURRENT ADVISOR AGREEMENT

The New Advisor Agreement

The New Advisor Agreement is attached to this Proxy Statement as Appendix A. The following is a summary of the essential terms of the New Advisor Agreement, which as indicated, is identical to the current Investment Adviser Agreement. This summary is qualified in its entirety to the terms set forth in the New Advisor Agreement. The New Advisor Agreement will be identical in all material respects to the Current Advisor Agreement. The term of the New Advisor Agreement commences on the date that the Transaction is closed and ends on December 31, 2012.

Term: The New Advisor Agreement will be effective for a three year period ending on

December 31, 2012 and thereafter for one year periods ending on December 31 of each year, subject to annual approval of the Board as required by the Investment Company Act of 1940 (“1940 Act”) and the right of the Board to terminate the agreement at anytime on 60 days prior notice. The New Advisor Agreement will terminate automatically in the event of its assignment. The Current Advisor Agreement was last approved by the shareholders on or about December 9, 2005 as a result of the acquisition of the WB Fund’s previous investment adviser by West Bancorporation. The current Advisor Agreement was last approved by the Board of Trustees of IPAIT on August 26, 2009.

DUTIES: WB continuously supervises IPAIT's investment program and determines what investments shall be purchased or sold and places all orders for the purchase and sale of investments. WB also attends all meetings of the Participants and Trustees and assists with or conducts workshops and other informational meetings organized or sponsored by IPAIT. WB furnishes information to the Board of Trustees as they may require and evaluates performance of the IPAIT's various other service providers. WB directly consults with Participants and provides advice to them regarding their cash management needs. WB is responsible for monitoring compliance with the amortized cost method of valuing IPAIT's assets (Rule 2a-7) and also complying with laws and regulations applicable to IPAIT. WB also provides program support and support services including the services of a representative that works directly with participants and who provides annual and quarterly reports to the Trustees regarding these activities, as well as recommendations for other services.

COMPENSATION: IPAIT pays to WB a monthly fee computed at an annual rate of .09% (nine basis points) of the average daily assets of the each of the Direct Government Obligation Portfolio and the Diversified Portfolio up to $150,000,000. If either the Direct Government Obligation Portfolio or the Diversified Portfolio's average daily assets are greater than $150,000,000 but less than $250,000,000 then as to that Portfolio, the fee for the amount over $150,000,000, but less than $250,000,000 is .07% (seven basis points). For average assets over $250,000,000, the fee is 0.055% (five and one half basis points).

EXPENSES: WB pays various expenses from its fees in connection with its services to IPAIT. These include printing and postage costs of the Information Statement, proxy material and reports sent to Participants. In addition WB pays for administrative costs of IPAIT associated with its performance under the agreement. IPAIT pays for all other costs and expenses including interest and taxes, brokerage commissions, compensation, if any, of Trustees, legal audit and accounting expenses, custodian charges, insurance, meeting expenses, other operations expenses directly incurred by IPAIT and authorized by the Board of Trustees and other non-recurring expenses, including obligations to indemnify the Trustees.

INDEMNITY AND LIMITATIONS OF LIABILITY: IPAIT does not indemnify or hold harmless WB for any acts or liabilities. WB indemnifies and holds harmless IPAIT against damages, claims, liability, and costs, including attorney's fees, proximately caused by WB's negligent error or omission in the performance of professional services within the responsibility of WB or as to any breach of duty or obligation assumed by or required of WB under the agreement.

INSURANCE: WB is required to purchase and maintain a variety of insurance coverages with specified limits covering its operations, including insurance coverage for workers compensation, general commercial liability, automobile liability and banker's professional coverage.

For the fiscal years ending June 30, 2009, 2008 and 2007, IPAIT paid WB $326,413, $226,632 and $229,505 respectively, in fees under the current Advisor Agreement with $302,559, $226,632 and $227,291 paid by the Diversified Portfolio and $23,854, $18,373 and $22,215 paid by the Direct Government Obligations Portfolio.

In addition to advisory fees paid to WB under Current Advisor Agreement, WB has also paid fees under an Administrator Agreement for various services in connection with operating IPAIT on a daily basis. The Administrator Agreement was also approved by the Board of Trustees on August 26, 2009 but is not required to be approved by the Participants under the 40 Act. As a result, the Board of Trustees is not submitting it to the Participants for approval. For the fiscal years ending June 30, 2009, 2008 and 2007, IPAIT paid WB $399,593, $290,133 and $291,901 respectively, in fees under the current Administration Agreement with $$373,035, $269,719 and $267,570 respectively paid by the Diversified Portfolio and $26,504, $20,414 and $24,331 respectively paid by the Direct Government Obligations Portfolio.

The names and principal occupations of the current WB principal executive officers are as follows:

David Miles-President and CEO-WB. Mr. Miles has 22 years of experience as an investment professional, including 16 years with Investors Management Group (WB’s predecessor). Miles recently was CEO of Countryside Renewable Energy. Miles worked with Principal Financial Group from 2003 to 2008.

Amy Mitchell- Secretary and Chief Administration Officer - WB. Ms. Mitchell's principal occupation has been as operations manager for WB since 1990.

Vera Lichtenberger -Chief Compliance Officer - WB. Ms. Lichtenberger principal occupation is an attorney and has served as Chief Compliance Officer for WB since May, 2004.

Each such person's address is that of WB. As noted above, all will continue to serve in these same capacities after the Transaction is consummated.

Douglas R. Gulling (Chief Financial Officer of West Bancorporation, parent to WB) has been designated as Principal Executive Officer of IPAIT; Amy Mitchell has been designated as Chief Financial Officer of IPAIT and Vera Lichtenberger serves as IPAIT's Chief Compliance Officer.

THE NEW ADVISOR AGREEMENT

The New Advisor Agreement is identical to the Current Advisor Agreement. Thus, the key terms, including fees, of the New Advisor Agreement are set out in detail above. The initial term of the New Advisor Agreement will reflect the date on which the Transaction is consummated (currently anticipated to be on or about December 31, 2009) as its new effective date. Assuming that the New Advisor Agreement is approved by Participants, the New Advisor Agreement will then continue in effect until December 31, 2012. Thereafter, the New Advisor Agreement will continue in effect for successive annual periods, provided its continuance is approved at least annually by (1) a majority vote, cast in person at a meeting called for that purpose of the IPAIT Trustees or (2) a vote of the holders of a majority of the outstanding Units of IPAIT.

Board Considerations Relating to the New Advisor Agreement

                On October 28, 2009, the Board of Trustees held a meeting called for the purpose of considering, among other things approving the New Advisor Agreement and, after careful review, determined that approving the New Advisor Agreement was in the best interests of the Participants. At the meeting, senior officers of WB and Miles discussed the Transaction and the need to approve the New Advisor Agreement due to the change of control of WB. David W. Miles was also present and discussed plans for WB and IPAIT. The Board of Trustees considered a wide range of information, including information of the type they considered on August 26, 2009 when they last determined to continue the Current Advisor Agreement. In determining that the New Advisor Agreement was in the best interests of the Shareholders, the Board of Trustees considered all factors deemed to be relevant to IPAIT including, but not limited to:

▪	the expectation that the core operation of WB and IPAIT’s day-to-day management, including the portfolio managers, will remain intact and be expanded;

▪	WB and its personnel (including particularly those personnel with responsibilities for providing services to IPAIT), resources and investment process will remain unchanged;

▪	the current and pro forma financial status of Miles and WB;

▪	WB will have access to the capital resources and personnel of Miles;

▪	the financial viability of WB will be not be affected by the transaction;

▪	the terms of the New Advisor Agreement, including the fee, will be the same as those of the Current Advisor Agreement;

▪	the nature, extent and quality of the services that WB has been providing to IPAIT will remain unchanged and could improve overtime;

▪	the investment performance of IPAIT and WB over various periods;

▪	the advisory fee rate payable to WB by IPAIT and by other client accounts managed by WB;

▪	the total expense ratio of IPAIT and of similar funds managed by other advisers;

▪	compensation payable by IPAIT to WB for other services;

▪	the historical profitability of the Current Advisor Agreement to WB and to West Bancorporation and the projected profitability of the New Advisor Agreement to Miles.

The Board considered the level and depth of knowledge of WB, including the information described below under the heading "WB." In evaluating the quality of services provided by WB, the Board took into account its familiarity with WB's management through board meetings, conversations and reports. Miles indicated that they intend to retain for the foreseeable future most if not all of the WB employees that currently provide services to IPAIT. WB staff and Miles further assured the Board that WB administrative and technological resources and the processes in place to manage IPAIT’s investments would remain unchanged or actually be enhanced. In evaluating the quality of services provided by WB, the Board took into account its familiarity with WB’s management through their long relationship, committee meetings, quarterly board meetings, routine conversations, and reports. Miles assured the Board of its commitment to provide WB with additional resources if and when needed to not just keep business as usual, but grow and enhance the business. There were no plans to take any actions that would adversely affect WB’s financial viability, which has also been strong and consistently profitable over the years. It was observed that Miles and WB were well capitalized, that WB currently carries no debt and it is not anticipated that it will incur any debt in the future.

The Board took note of the previous deliberations at their August 26, 2009 Board meeting when they last approved the current Agreement. At that meeting they noted they received a variety of information about WB and compared the advisory fees and total expense ratio of IPAIT with various comparative data that it had been provided with previously in approving the Current Advisory Agreement. This data compared the advisory fee to be paid under the Current Advisory Agreement and estimates of the other expenses to be paid to advisory fees and other expenses paid by comparable funds. The comparative data assisted the Board in assessing the fairness and reasonableness of advisory fee to be paid under the Current Advisory Agreement as well as the total estimated expenses to be paid. This data indicated that the advisory fees were comparable with WB Fund’s peers and that the total expenses of each Fund were about average with similar funds. In assessing the reasonableness of the advisory fee, the Board noted that it had also been provided information about WB’s profits and costs. The Board observed that WB’s profit margin had declined in recent years and that the decline in profitability was driven in part to a decline in assets under management while cost of operations remained constant. In addition, competitive factors were pushing WB to waive fees in some situations to keep a Fund or Funds competitive. The Board also noted that the fees paid under the Current Advisor Agreement or New Advisor Agreement were subject to breakpoints.

In considering the approval of the New Advisory Agreement, the Board, which is entirely comprised of independent and disinterested Trustees, did not identify any single factor as controlling. Based on the Board's evaluation of all factors that it deemed to be relevant, the Board, concluded that WB had demonstrated that it possesses the capability and resources necessary to perform the duties required of it under the New Advisory Agreement; the costs of services to be provided and profits to be realized by WB are average in comparison to those of investment advisers of comparable funds; and the proposed advisory fee is fair and reasonable, given the nature, extent and quality of the services to be rendered by WB. The Board further determined that the change in control of WB did not present any material change in the type, and quality of service it would provide to IPAIT. Noting that the realization of economies of scale would be reflected by the breakpoints in the advisory fee schedule the Board concluded that WB Fund’s shareholders would benefit from economies of scale as the Funds grow.

The Trustees also considered the provisions of Section 15(f) of the 1940 Act, which provides, in relevant part, that affiliated persons may receive compensation if (1) for a period of three years after the transaction if at least 75 percent of the Trustees of IPAIT are independent of WB and (2) an "unfair burden" is not imposed on IPAIT as a result of the Transaction. It was noted that WB had no ability to nominate or appoint Trustees and that all Trustees would continue to be independent and disinterested as long as IPAIT continued to operate. WB has agreed to pay all costs associated with the Special Meeting of Shareholders due to the Transaction. In addition, if the Transaction is consummated, it is expected that all of the WB Fund's current Trustees will continue to be independent disinterested Trustees.

After carefully reviewing all of these factors, the Board, unanimously approved the New Advisor Agreement and recommended that Shareholders vote to approve the New Advisor Agreement.

ADDITIONAL INFORMATION

THE ADVISOR

The Advisor is an Iowa corporation organized in 1982 and has been registered as an investment advisor under the Investment Advisors Act of 1940, as amended since that time. The business address of WB is 1415 28th Street, Suite 200, West Des Moines, Iowa 50266.

As of September 30, 2009, WB had approximately $4.6 billion in assets under management. WB's clients include pensions, foundations and endowments, insurance companies, and two open-end mutual funds - the WB Capital Mutual Funds, Inc. and the Iowa Public Agency Investment Trust.

BROKERAGE COMMISSIONS

IPAIT paid no brokerage commissions or future commissions on its securities purchases during its last fiscal year and it is unlikely that it will do so in the future given its investment policies. WB and IPAIT do not participate and do not in the future intend to participate in soft dollar or directed brokerage arrangements.

RECORD DATE AND NUMBER OF OUTSTANDING UNITS

The Board of Trustees of IPAIT has fixed the close of business on November __, 2009 as the Record Date for the determination of Participants entitled to notice of and to vote at the Meeting and any adjournment thereof. Only Participants of record with positive account balances in the Portfolios at the close of business on the Record Date are entitled to notice of and to vote at the Meeting and any adjournment thereof. On this record date, there were____________________ and _______________________Units of the outstanding of the Diversified Portfolio or the Direct Government Obligation Portfolio, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of the Record Date, all Trustees and Officers of IPAIT, as a group, owned no Units of the Diversified Portfolio and the Direct Government Obligation Portfolio of IPAIT. As a matter of law, none are permitted to own any such Units.

The following table sets forth information regarding beneficial ownership of the Units in the Diversified Portfolio and the Direct Government Obligation Portfolio by all Participants known to IPAIT to be the beneficial owner of five percent or more of the outstanding Units. Unless otherwise noted in the footnotes following the table, the information is provided as of November __, 2009 and the persons as to whom information is given have sole voting and investment power over the Units beneficially owned.

DIVERSIFIED PORTFOLIO

DIRECT GOVERNMENT OBLIGATION PORTFOLIO

SOLICITATION OF PROXIES

This solicitation is being made by mail on behalf of the Board of Trustees of IPAIT, but may also be made without additional remuneration by officers or employees of the Advisor by telephone, fax, electronic mail or personal interview. The expense of the printing and mailing of this Proxy Statement and the enclosed form of Proxy and Notice of Special Meeting and any additional material relating to the Meeting, which may be furnished to Participants by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by the Administrator. To obtain the necessary representation of Participants at the Meeting, supplementary solicitations may be made by mail, electronic mail, telephone or interview by officers of IPAIT or employees of the Advisor. It is anticipated that the cost of any other supplementary solicitations, if any, will not be material.

PARTICIPANT PROPOSALS FOR NEXT ANNUAL MEETING

IPAIT holds Participant meetings on an annual basis in August. A Participant proposal intended to be presented at any meeting must be received at IPAIT's offices a reasonable time before IPAIT begins to print and mail its proxy materials for that meeting, in order to be considered for inclusion in IPAIT's proxy statement and form of proxy relating to such meeting. If a Participant fails to submit the proposal by such date, IPAIT will not be required to provide any information about the nature of the proposal in its proxy statement, and the proposal will not be considered at that next annual meeting of Participants.

Proposals should be sent to Robert Haug, IPAIT, Secretary, at 1735 NE 70th Avenue, Ankeny, Iowa 50021. The submission by a Participant of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Participant proposals are subject to certain regulations under the federal securities laws.

PROXY/VOTING INSTRUCTION CARD

SPECIAL MEETING DECEMBER __, 2009

THIS PROXY IS SOLICITED ON BEHALF OF IPAIT'S BOARD OF TRUSTEES

Revoking any such prior appointments, the undersigned, a participant of Iowa Public Agency Investment Trust ("IPAIT"), hereby appoints, Alan Kemp, Robert Haug and William Peterson and each of them, proxies, with full power of substitution, for and on behalf of the undersigned to vote, as designated below, as a Participant in IPAIT as of the date of record, and as fully as the undersigned would be entitled to vote if personally present, at the Special Meeting of Participants to be held at the 1415 28th Street, Suite 200, West Des Moines, Iowa 50266-1461 on December __, 2009 at 8:30 a.m. time, and at any postponements or adjournments thereof.

The vote of the participant represented by this proxy/voting instruction, when properly executed, will be voted in the manner directed below, or if no direction is made, will be voted in favor of the proposal set forth on the proxy.

For the reasons set forth in this proxy statement, the board of trustees recommends that participants vote "for" the proposal.

Please mark boxes in ink. Sign, date and return this Proxy promptly, using the enclosed postage-paid envelope or toll-free fax 866-260-0246.

Proposal: To approve a new Advisor Agreement with WB Capital Management Inc. to be effective upon the closing of the acquisition of WB Capital Management Inc. by Miles Capital holdings, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of

Participants, dated December __ 2009 and the Proxy Statement furnished therewith.

{Participant}	{Portfolio}	{Shares}

IPAIT PARTICIPANT: __________________________

Signature of Authorized Signer: ______________________________

Printed Name: _________________________________Dated: _________________

To save IPAIT additional vote solicitation expenses, please sign, date and return this proxy promptly, using the enclosed envelope or fax, toll-free, to 866-260-0246.